Exhibit 99.1

NEWS RELEASE

Contact:	Dan Chmielewski
Rainbow Technologies, Inc.
949-450-7377
dchm@rainbow.com

Rainbow Technologies Reports Solid Q3 2003 Results

Earnings and Revenues Increase on Continued Strong Demand for Secure Communications Products, eSecurity
Products; Addition of Rainbow-Chrysalis Generates Positive Results

     IRVINE, California – October 22, 2003 — Rainbow Technologies, Inc., (Nasdaq: RNBO) a leading provider of digital content and transaction security for the Internet, SSL VPNs, software applications and high assurance security solutions, today announced revenues for Q3 2003 of $35.4 million, up 17 percent year-over-year. The Company reported a profit of $2.7 million, or $0.10 per share, compared with a profit of $1.8 million, or $.07 per share in Q3-2002.

     Revenues for the Company’s Secure Communications business segment for the third quarter were $22.9 million, up 21 percent year-over-year. The growth is attributed to continued strong demand for voice and data security solutions and link encryption products.

     Third quarter revenues for the eSecurity business segment were $12.5 million, up 10 percent year-over-year due to improved sales of the iKey and NetSwift iGate products. On September 9, 2003, the Company completed the acquisition of Chrysalis-ITS, Ottawa, Canada which now does business as Rainbow-Chrysalis. The Company found early success in cross-selling the iKey and Luna products from Rainbow-Chrysalis, and the integrated worldwide sales organization is now actively introducing iKey and Luna together to Rainbow’s combined installed base resulting in stronger customer relationships and increasing sales volume. The Luna-brand of hardware security modules, servers and appliances secures and accelerates applications including electronic financial transactions, SSL, smart card issuance, document security and digital identity management.

     The Company recently introduced new versions of the NetSwift iGate SSL VPN appliance and benefits from a full range of appliance products through Rainbow-Chrysalis. In addition, the Company continues to see solid demand and a strong pipeline around the world for its software protection products.

     “I am pleased with the progress in the pipeline and the backlog we are currently experiencing,” said Walt Straub, president and CEO, Rainbow Technologies. “The successful integration of Chrysalis is providing us with the additional resources to take advantage of growing business opportunities.”

     In a separate development, Rainbow and SafeNet, Inc. announced today the signing of a definitive agreement providing for the merger of the two companies.

Conference Call

     SafeNet and Rainbow will be hosting a joint earnings conference call today, October 22, 2003, at 6 p.m. Eastern Daylight Time to review both company’s quarterly results. To join the conference call, dial 1-877-356-8075 within the United States. If you are calling from outside the U.S., please dial 1-706-643-0078. The conference call will also be available via live Webcast on SafeNet’s Investor Relations Web site at www.safenetinvestor.com. In addition, Rainbow will Webcast the conference call on Rainbow’s Investor Relations Web site. To access the live Webcast, go to the company’s Website at www.rainbow.com and select the Investor Relations navigation button. Click on the Web cast link.

About Rainbow Technologies, Inc.

     Making security simple since 1979, Rainbow Technologies is a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments. Rainbow has been breaking the security paradigm by making complex security simple to implement and use for more than two decades. With headquarters in Irvine, Calif., Rainbow maintains offices and authorized distributors throughout the world. For more information, visit the Web site at http://www.rainbow.com.

# # #

Rainbow Technologies, Rainbow Mykotronx, NetSwift iGate, Luna and iKey are trademarks of Rainbow Technologies, Inc. All other company and product names are trademarks of their respective organizations.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including, among others, the outlook for business segment performance, revenue, backlog, litigation, tax effect, IT spending, particularly in North America, outlook for future business performance, and global business environment. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the proposed merger; the risk that SafeNet and Rainbow will fail to obtain the required stockholder approvals; the risk that the transaction will not close; the risk that the businesses of the companies will suffer due to uncertainty; and other economic, business, competitive, and/or regulatory factors affecting the SafeNet and Rainbow businesses generally, including those set forth in their filings with the Securities and Exchange Commission, including each of Rainbow’s and SafeNet’s Annual Reports on Form 10-K for the fiscal year ended December 31. 2002, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s and Rainbow’s results could differ materially from SafeNet’s and Rainbow’s expectations in these statements. SafeNet and Rainbow assume no obligation and do not intend to update or alter these forward-looking statements whether as a result of new information, future events, or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION:

SafeNet and Rainbow intend to file with the SEC a joint proxy statement/prospectus and other relevant materials in connection with the transaction described in this document. The joint proxy statement/prospectus will be mailed to the stockholders of SafeNet and Rainbow. Investors and security holders of SafeNet and Rainbow are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about SafeNet, Rainbow and the transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by SafeNet or Rainbow with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SafeNet by contacting SafeNet Investor Relations, 8029 Corporate Drive, Baltimore, Maryland 21236, (410) 933-5895. Investors and security holders may obtain free copies of the documents filed with the SEC by Rainbow by contacting Rainbow Investor Relations, 50 Technology Drive, Irvine, California 92718, (949) 450-7377. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision.

SafeNet and its executive officers, directors and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SafeNet and Rainbow in favor of the transaction. A list of the names of SafeNet’s executive officers and directors, and a description of their respective interests in SafeNet, are set forth in the proxy statement for SafeNet’s 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2003. Investors and security holders may obtain additional information regarding the interests of SafeNet’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus when it becomes available.

Rainbow and its executive officers, directors and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SafeNet and Rainbow in favor of the transaction. A list of the names of Rainbow’s executive officers and directors, and a description of their respective interests in Rainbow, are set forth in the proxy statement for Rainbow’s 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2003. Investors and security holders may obtain additional information regarding the interests of Rainbow’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus when it becomes available.

RAINBOW TECHNOLOGIES, INC.
Financial Highlights
(in thousands, except per share amounts)

	Three months ended		Nine months ended

	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Revenues	$35,441	$30,343	$102,614	$92,508
Income (loss) from continuing operations	$2,882	$2,455	$5,244	$(25,230)
Loss from discontinued operations	$(168)	$(639)	$(254)	$(17,307)
Net income (loss)	$2,714	$1,816	$4,990	$(42,537)

Basic income (loss) per share:
Continuing operations	$0.11	$0.09	$0.20	$(0.95)
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.66)

Net income (loss)	$0.10	$0.07	$0.19	$(1.61)

Diluted income (loss) per share:
Continuing operations	$0.11	$0.09	$0.19	$(0.95)
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.66)

Net income (loss)	$0.10	$0.07	$0.18	$(1.61)

Weighted average shares:
Basic	26,808	26,326	26,699	26,479
Diluted	27,869	26,532	27,478	26,479

By Business Segment

	Three months ended		Nine months ended

	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Revenues:
eSecurity Products	$12,534	$11,417	$37,844	$35,750
Secure Communications Products	22,907	18,926	64,770	56,758

Consolidated	$35,441	$30,343	$102,614	$92,508

Operating Income (Loss):
eSecurity Products	$414	$(1,203)	$(1,883)	$(21,026)
Secure Communications Products	3,577	3,551	9,233	9,106

Consolidated	$3,991	$2,348	$7,350	$(11,920)

RAINBOW TECHNOLOGIES, INC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three months ended					Nine months ended

	September 30,	% of	September 30,	% of	%	September 30,	% of	September 30,	% of	%
	2003	Revenues	2002	Revenues	Change	2003	Revenues	2002	Revenues	Change

Revenues:
eSecurity Products	$12,534	35%	$11,417	38%	10%	$37,844	37%	$35,750	39%	6%
Secure Communications Products	22,907	65%	18,926	62%	21%	64,770	63%	56,758	61%	14%

Total revenues	35,441	100%	30,343	100%	17%	102,614	100%	92,508	100%	11%
Operating expenses:
Cost of eSecurity Products	2,865	8%	3,977	13%	-28%	12,009	12%	29,339	32%	-59%
Cost of Secure Communications Products	17,968	51%	13,877	46%	29%	49,183	48%	44,127	48%	11%
Selling, general and administrative	8,602	24%	7,776	26%	11%	24,484	24%	23,867	26%	3%
Research and development	2,015	6%	2,365	8%	-15%	5,956	6%	7,095	8%	-16%
Litigation settlement	—	0%	—	0%	—	3,632	4%	—	0%	—

Total operating expenses	31,450	89%	27,995	92%	12%	95,264	93%	104,428	113%	-9%

Operating income (loss)	3,991	11%	2,348	8%	70%	7,350	7%	(11,920)	-13%	-162%
Income (loss) on long-term investments and marketable securities	3	0%	(18)	0%	-117%	(1,204)	-1%	(108)	0%	1015%
Other income (expense), net	(478)	-1%	125	0%	-482%	250	0%	531	1%	-53%

Income (loss) from continuing operations before income taxes	3,516	10%	2,455	8%	43%	6,396	6%	(11,497)	-12%	-156%
Provision for income taxes	(634)	-2%	—	0%	—	(1,152)	-1%	(13,733)	-15%	-92%

Income (loss) from continuing operations	2,882	8%	2,455	8%	17%	5,244	5%	(25,230)	-27%	-121%
Loss from discontinued operations, net of applicable taxes	(168)	0%	(639)	-2%	-74%	(254)	0%	(17,307)	-19%	-99%

Net income (loss)	$2,714	8%	$1,816	6%	49%	$4,990	5%	$(42,537)	-46%	-112%

Basic income (loss) per share:
Continuing operations	$0.11		$0.09			$0.20		$(0.95)
Discontinued operations	(0.01)		(0.02)			(0.01)		(0.66)

Net income (loss)	$0.10		$0.07			$0.19		$(1.61)

Diluted income (loss) per share:
Continuing operations	$0.11		$0.09			$0.19		$(0.95)
Discontinued operations	(0.01)		(0.02)			(0.01)		(0.66)

Net income (loss)	$0.10		$0.07			$0.18		$(1.61)

Weighted average shares:
Basic	26,808		26,326			26,699		26,479

Diluted	27,869		26,532			27,478		26,479

RAINBOW TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$58,938	$50,922
Marketable available-for-sale and trading securities	269	301
Accounts receivable, net of allowance for doubtful accounts of $674 and $626 in 2003 and 2002, respectively	17,554	19,221
Inventories	12,101	9,308
Income tax receivable	549	5,572
Prepaid expenses and other current assets	5,403	1,765

Total current assets	94,814	87,089
Property, plant and equipment, at cost:
Equipment	23,228	21,981
Buildings	8,551	7,769
Furniture	3,346	2,909
Leasehold improvements	3,633	2,889

	38,758	35,548
Less accumulated depreciation and amortization	25,002	21,628

Net property, plant and equipment	13,756	13,920
Software development costs, net of accumulated amortization of $4,828 and $8,156 in 2003 and 2002, respectively	3,083	3,775
Product licenses, net of accumulated amortization of $6,764 and $5,567 in 2003 and 2002, respectively	1,803	3,726
Other intangible assets, net of accumulated amortization of $44 and $34 in 2003 and 2002, respectively	10,537	101
Goodwill	11,043	1,898
Other assets	674	1,080

Total Assets	$135,710	$111,589

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,446	$8,138
Accrued payroll and related expenses	6,056	6,602
Warranty reserve	1,521	1,844
Income taxes payable	2,692	1,442
Accrued acquisition costs	6,821	—
Other accrued liabilities	9,605	6,908

Total current liabilities	37,141	24,934
Long-term accrued restructuring costs	2,094	2,349
Other liabilities	3,318	1,926
Commitments and contingencies
Shareholders’ equity:
Common stock, $.001 par value, 55,000,000 shares authorized, 26,916,973 and 26,268,936 shares issued and outstanding in 2003 and 2002, respectively	27	26
Additional paid-in capital	60,988	58,313
Accumulated other comprehensive income	3,459	348
Retained earnings	28,683	23,693

Total shareholders’ equity	93,157	82,380

Total Liabilities and Shareholders’ Equity	$135,710	$111,589